Exhibit 10.27
TRANSITION AND RELEASE AGREEMENT
This TRANSITION AND RELEASE AGREEMENT (this “Agreement”) dated December 11, 2023 (the “Effective Date”), is made and entered into by and between Cedar Fair, L.P., a publicly traded Delaware limited partnership, Cedar Fair Management, Inc., an Ohio corporation (“Cedar Fair Management”), Magnum Management Corporation, an Ohio corporation (“Magnum”) and Kelley S. Ford (formerly Kelley S. Semmelroth) (the “Employee”).
WHEREAS, Cedar Fair, L.P. is affiliated with several corporations and partnerships including, without limitation, Cedar Fair Management and Magnum (collectively, “Cedar Fair” or the “Company”);
WHEREAS, the Employee has agreed to resign her office of Executive Vice President and Chief Marketing Officer (and any other offices she may hold with the Company) and will cease to be an executive officer of the Company as of the Effective Date;
WHEREAS, the Company and the Employee previously entered into an Employment Agreement dated December 12, 2014 (the “Employment Agreement”);
WHEREAS, the Employee’s employment with Magnum and the Company will terminate effective upon the earlier of March 29, 2024 or one day prior to the closing of the transaction between the Company and Six Flags Entertainment Corporation (the “Termination Date” and the period from the Effective Date to the Termination Date is the “Transition Period”); and
WHEREAS, during the Transition Period the Employee will continue to be employed on a full-time basis to assist with and ensure an orderly transition, reporting directly to and taking instruction solely from the President and Chief Executive Officer, with such internet and telephone access protocols as established by the President and Chief Executive Officer.
NOW, THEREFORE, in consideration of the premises and mutual agreements contained herein and in the Employment Agreement, the Company and the Employee agree as follows:
1.Employee agrees to the terms of this Agreement, including the release (the “Release”) as set forth below, which shall be executed a first time between December 11, 2023 and December 31, 2023 and which shall be executed a second time on the Termination Date. If Employee fails to execute such release the first time by December 31, 2023 or revokes it, this Agreement shall not become effective. If Employee fails to execute such release the second time on the Termination Date, or revokes it, Employee will forfeit the Severance Benefits (as defined below).
First Release: In exchange for entering into and performing under this Agreement and provided (i) Employee does not exercise her right to revoke this Agreement, (ii) Employee does not violate the covenants set forth herein, (iii) Employee does not voluntarily terminate her employment with the Company during the Transition Period, or (iv) Employee’s employment with the Company is not terminated by the Company for Cause during the Transition Period, Employee will be paid her current annual base salary through the Termination Date. (The base salary earned during the Transition Period is the “Cash Benefit”). The Cash Benefit shall be paid in accordance with the normal Company payroll procedures.

Employee will resign from her office of Executive Vice President and Chief Marketing Officer (and any other offices she may hold with the Company) and will cease to be an executive officer of the Company as of the Effective Date. During the Transition Period, Employee will work from home with such internet and telephone access protocols as the President and Chief Executive Officer will establish. Employee will maintain access to current Company group health and other benefits. Employee’s equity awards shall continue to be governed by their terms. If, during the Transition Period, Employee voluntarily terminates her employment with the Company or if the Company terminates the employment relationship for Cause, Employee will immediately forfeit all outstanding and unvested equity awards, except as may be provided under the terms of her equity awards and her Employment Agreement.
Second Release: In exchange for signing the Release a second time and subject to compliance with the restrictive covenants in the Employment Agreement, including but not limited to, the non-disparagement provisions, Employee will be eligible to receive the severance payments and benefits set forth in Sections 6.1(b), (d), (e), and (f) of the Employment Agreement (the “Severance Benefits”). For the avoidance of doubt, after the Termination Date, Employee will be eligible to performance-vest only in (i) the portion of the Employee’s 2021-2025 performance award which vests subject to the Company’s adjusted-EBITDA through the end of 2025, (ii) the portion of the Employee’s 2022-2024 performance award which vests subject to the Company’s adjusted-EBITDA through the end of 2024, and (iii) the portion of the Employee’s 2023-2025 performance award which vests subject to the Company’s adjusted-EBITDA through the end of 2025, in each case subject to actual Company performance.
Following the Termination Date, Employee will be eligible for outplacement services available to all senior executives of the Company.
2.General Release and Waiver of Claims.
a.In consideration of Employee’s right to receive the severance payments and benefits set forth in Sections 6.1(b)1, (d)2, (e)3, and (f)4 of the Employment Agreement, the Employee, on behalf of herself and her heirs, executors, administrators, trustees, legal representatives, successors and assigns (hereinafter collectively referred to for purposes of this Section 2 as “Employee”), hereby agrees to irrevocably and unconditionally waive, release and forever discharge the Company and its past, present and future affiliates and related entities, parent and subsidiary corporations, divisions, shareholders, predecessors, current, former and future officers, directors, employees, trustees, fiduciaries, administrators, executives, agents, representatives, successors and assigns (collectively, the “Company Released Parties”) from any and all waivable claims, charges, demands, sums of money, actions, rights, promises, agreements, causes of action, obligations and liabilities of any kind or nature whatsoever, at law or in equity,
1 Section 6.1(b) of the Employment Agreement provides for 12 months of cash severance.
2 Section 6.1(d) of the Employment Agreement provides for a pro-rata portion of Employee’s Annual Cash Incentive for the calendar year in which termination of employment occurs.
3 Section 6.1(e) pf the Employment Agreement provides for payment of Employee’s portion of COBRA coverage for 12 months.
4 Section 6.1(f) of the Employment Agreement provides for full vesting in equity awards made under the Company’s Omnibus Incentive Plan that are scheduled to vest within eighteen months of the date of termination.

whether known or unknown, existing or contingent, suspected or unsuspected, apparent or concealed, foreign or domestic (hereinafter collectively referred to as “claims”) which she has now or in the future may claim to have against any or all of the Company Released Parties based upon or arising out of any facts, acts, conduct, omissions, transactions, occurrences, contracts, claims, events, causes, matters or things of any conceivable kind or character existing or occurring or claimed to exist or to have occurred prior to the date of the Employee’s execution of this Agreement. Such claims include, without limitation, claims arising under the Age Discrimination in Employment Act, 29 U.S.C. § 621 et seq.; Title VII of the Civil Rights Act of 1964, 42 U.S.C. § 2000e et seq.; the Americans with Disabilities Act of 1990, 42 U.S.C. § 12101 et seq.; the Family and Medical Leave Act of 1993, 29 U.S.C. § 2601 et seq.; the Employee Retirement Income Security Act of 1974, 29 U.S.C. § 1001 et seq.; the Equal Pay Act of 1963, 29 U.S.C. § 206(d); Section 806 of the Corporate and Criminal Fraud Accountability Act of 2002, 18 U.S.C. § 1681 et seq.; the Fair Credit Reporting Act, 15 U.S.C. §1681 et seq.; any other federal, state or local statutory laws relating to employment, discrimination in employment, termination of employment, wages, benefits or otherwise; or any other federal, state or local constitution, statute, rule, or regulation, including, but not limited to, any ordinance addressing fair employment practices; any claims for employment or reemployment by the Company Released Parties; any common law claims, including but not limited to actions in tort, defamation and breach of contract; any claim or damage arising out of Employee’s employment with or separation from the Company Released Parties (including a claim for retaliation) under any common law theory or any federal, state or local statute or ordinance not expressly referenced above; and any and all claims for counsel fees and cost.
b.To the fullest extent permitted by law, and subject to the provisions of Section 2.d and 2.e below, Employee represents and affirms that she has not filed or caused to be filed on her behalf any claim for relief against any of the Company Released Parties or any releasee and, to the best of her knowledge and belief, no outstanding claims for relief have been filed or asserted against the Company Released Parties or any releasee on her behalf. In the event Employee has filed or caused to be filed on her behalf any such claim for relief, she shall promptly withdraw and dismiss such claim with prejudice.
c.In waiving and releasing any and all waivable claims whether or not now known, Employee understands that this means that, if she later discovers facts different from or in addition to those facts currently known by her, or believed by her to be true, the waivers and releases of this Agreement will remain effective in all respects — despite such different or additional facts and her later discovery of such facts, even if she would not have agreed to this Agreement if she had prior knowledge of such facts.
d.Nothing in this Section 2, or elsewhere in this Agreement, prevents or prohibits Employee from filing a claim with a government agency, such as the U.S. Equal Employment Opportunity Commission, that is responsible for enforcing a law on behalf of the government. However, Employee understands that, because Employee is waiving and releasing, among other things, any and all claims for monetary damages and any other form of personal relief (per Section 2.a above), Employee may only seek and receive non-monetary forms of relief through any such claim.

e.Nothing in this Section 2, or elsewhere in this Agreement, is intended as, or shall be deemed or operate as, a release by the Employee (i) of any claims for payments to which the Employee is entitled under the express language of Section 6 of the Employment Agreement, (ii) of any claims for vested benefits (e.g., medical or 401(k) benefits) and (iii) of any right that the Employee had immediately prior to her termination of employment to be indemnified by any Company Released Party or to coverage under any directors and officers insurance policy and any run-off policy thereto.
f.Employee acknowledges and the Company agrees that she may disclose Confidential Information (as defined in the Employment Agreement) in confidence directly or indirectly to federal, state, or local government officials, including but not limited to the Department of Justice, the Securities and Exchange Commission, the Congress and any agency Inspector General or to an attorney, for the sole purpose of reporting or investigating a suspected violation of law or regulation or making other disclosures that are protected under the whistleblower provisions of state or federal laws or regulations. The Employee may also disclose Confidential Information in a document filed in an arbitral proceeding, lawsuit or other proceeding, but only if the filing is made under seal. Nothing in this Agreement is intended to conflict with federal or state law protecting confidential disclosures of a trade secret to the government or in a court filing, 18 U.S.C. § 1833(b), or to create liability for disclosures of Confidential Information that are expressly allowed by 18 U.S.C. § 1833(b).
3.No Admission of Liability. It is understood that nothing in this Agreement is to be construed as an admission on behalf of the Company Released Parties of any wrongdoing with respect to the Employee, any such wrongdoing being expressly denied.
4.Acknowledgement of Waiver and Release of Claims Under ADEA.
a.The Employee acknowledges that, pursuant to Section 2 hereof, she is agreeing to waive and release any claims she may have under the Age Discrimination in Employment Act of 1967 (“ADEA”) and that she is doing so knowingly and voluntarily. The Employee also acknowledges that the consideration given for the ADEA waiver and release under this Agreement is in addition to anything of value to which the Employee was already entitled. The Employee further acknowledges that she has been advised by the Company, as required by the ADEA, that:
i.the ADEA waiver and release contained in this Agreement does not apply to any rights or claims that may arise after the date she signs this Agreement; she should consult with an attorney prior to signing this Agreement (although she may choose voluntarily not to do so);
ii.she has twenty-one (21) days within which to consider this Agreement (although she may choose voluntarily to sign it earlier);
iii.she has seven (7) days following the date she signs this Agreement to revoke this Agreement by delivering a written notice of such revocation to Monica Sauls, 8701 Red Oak Blvd., Charlotte, NC 28217; and

iv.this Agreement shall not become effective or enforceable until the first day following the end of the seven-day revocation period; provided that the Employee has signed, returned and not revoked this Agreement in accordance with the terms hereof.
b.Nothing in this Agreement shall prevent the Employee from challenging or seeking a determination in good faith of the validity of the ADEA waiver and release contained in this Agreement, nor does it prevent the Employee from filing a charge with the EEOC to enforce the ADEA, nor does it impose any condition precedent, penalties or costs for doing so, unless specifically authorized by federal law.
5.Miscellaneous.
a.Governing Law. This Agreement will be governed by, and construed in accordance with, the laws of the State of Ohio without giving effect to its conflict of laws principles.
b.Consent to Jurisdiction. Any action by the parties hereto related to this Agreement may be instituted in any state or federal court having proper subject matter jurisdiction located within the State of Ohio, or in any other court in which jurisdiction is otherwise proper. Accordingly, the Company and the Employee irrevocably and unconditionally (a) submit to the jurisdiction of any such court and (b) waive (i) any objection to the laying of venue of any such action brought in such court and (ii) any claim that any such action brought in any such court has been brought in an inconvenient forum.
c.Prior Agreements. Unless stated otherwise expressly herein, the terms and conditions of the Employment Agreement shall remain in full force and effect.
d.Construction. There shall be no presumption that any ambiguity in this Agreement should be resolved in favor of one party hereto and against another party hereto. Any controversy concerning the construction of this Agreement shall be decided neutrally without regard to authorship.
e.Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed will be deemed to be an original, and such counterparts will, when executed by the parties hereto, together constitute but one agreement. Facsimile and electronic signatures shall be deemed to be the equivalent of manually signed originals.
f.Non-Disparagement Obligation of the Company. The Company agrees not to disparage or encourage or induce others to disparage the Employee. For purposes of this Section 5(f), the term “disparage” includes, without limitation, comments or statements to the press, to the Company’s employees or to any individual or entity with whom the Employee had a business relationship during her employment with the Company (including, without limitation, any vendor, supplier, customer or distributor), or any public statement, that in each case is intended to, or can be reasonably expected to, materially damage the Employee. Notwithstanding the foregoing, nothing in this Section 5(f) shall prevent the Company from making any truthful statement to the extent, but only to the extent (A) necessary with respect to any litigation, arbitration or mediation involving this Agreement or the Employment Agreement, including, but not limited to, the enforcement of this Agreement or the Employment Agreement, in the forum in which such litigation, arbitration or mediation properly takes place or (B) required by law, legal process or by any court, arbitrator, mediator or administrative or legislative body (including any committee thereof) with apparent jurisdiction over the Company.

THE UNDERSIGNED HAVE CAREFULLY READ THE FOREGOING AGREEMENT, KNOW THE CONTENTS THEREOF, FULLY UNDERSTAND IT, AND SIGN THE SAME AS HER OR ITS OWN FREE ACT.
[Signature pages to follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first set forth above.

Cedar Fair, L.P.
By:    /s/ Richard A. Zimmerman
Name: Richard A. Zimmerman
Title:    President & CEO
Cedar Fair Management, Inc.
By:    /s/ Richard A. Zimmerman
Name: Richard A. Zimmerman
Title:    President & CEO
Magnum Management Corp.
By:    /s/ Richard A. Zimmerman
Name: Richard A. Zimmerman
Title:    President & CEO

FIRST SIGNING: I UNDERSTAND AND VOLUNTARILY ACCEPT AND AGREE TO THE ABOVE TERMS INCLUDING BUT NOT LIMITED TO THE RELEASE OF CLAIMS AS OF THE DATE OF MY SIGNATURE (ORIGINAL)
EMPLOYEE

/s/ Kelley S. Ford
Kelley S. Ford
(formerly Kelley S. Semmelroth)

12 - 29 -2023
Date Signed

Cedar Fair, L.P.
By:
Name:    Richard A. Zimmerman
Title:    President & CEO
Cedar Fair Management, Inc.
By:
Name:    Richard A. Zimmerman
Title:    President & CEO
Magnum Management Corp.
By:
Name:    Richard A. Zimmerman
Title:    President & CEO

SECOND SIGNING: I UNDERSTAND AND VOLUNTARILY ACCEPT AND AGREE TO THE ABOVE TERMS INCLUDING BUT NOT LIMITED TO THE RELEASE OF CLAIMS AS OF THE DATE OF MY SIGNATURE (ORIGINAL)
EMPLOYEE

Kelley S. Ford
(formerly Kelley S. Semmelroth)

Date Signed